UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2011

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
Clayton, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2011, FutureFuel Corp. (the “Company”) issued a press release announcing that Paul M. Manheim has been elected as a director of the Company.  Mr. Manheim is 63 years old and is currently a consultant to and a corporate director of HAL Real Estate Investments Inc., which develops and owns a portfolio of real estate in the Pacific northwest consisting of multi-family, office, and mixed-use assets.  He was the president and chief executive officer of HAL Real Estate Investments Inc. until September 2005.  HAL Real Estate Investments Inc. is a subsidiary of HAL Holding N.V.  Mr. Manheim joined Holland America Line, N.V., the predecessor of HAL Holding N.V., an international holding company traded on the Amsterdam Stock Exchange, in 1982 and filled various positions in the financial and corporate development areas.  Since June 2005, Mr. Manheim has been the chairman of the board of Shanghai Red Star Optical Company, which owns a portfolio of optical retail outlets in China and is affiliated with Europe’s largest optical retailer.  Mr. Manheim has served as a director of World Point Holdings Inc. and its predecessor World Point Terminals Inc. since 2009.  Within the past five years, Mr. Manheim was the chairman and managing director of HAL Investments Asia B.V.  Mr. Manheim received a bachelor of commerce degree with honors from the University of New South Wales, Australia, and is a chartered accountant.

Mr. Manheim is expected to serve on the audit committee of the Company’s board of directors.

There is no arrangement or understanding between Mr. Manheim and any other person pursuant to which Mr. Manheim was selected as a director.  Mr. Manheim is not, and has not been since January 1, 2010, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company.  Mr. Manheim is not a party to, or a participant in, any plan, contract, or arrangement involving the Company that was entered into, or amended, in connection with Mr. Manheim being elected a director of the Company.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 – Other Events

The Company also announced that it had declared normal quarterly cash dividends of U.S. $0.10 per share on the Company’s common stock for the remainder of 2011, with record dates of June 1, 2011, September 1, 2011, and December 1, 2011, and payment dates of June 15, 2011, September 15, 2011, and December 15, 2011.

Item 9.01 – Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President,
Secretary and Treasurer
Date: April 5, 2011

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